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                                                                EXHIBIT 21.1


                                 SUBSIDIARIES OF CIC


                                                       JURISDICTION OR STATE
                                                        OF INCORPORATION OR
              NAME OF SUBSIDIARY                            ORGANIZATION

CIC Japan, Inc.                                                 Japan

CIC Corporation, Ltd.                                           China